UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2007

TREND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50978

(Commission File Number)

98-0343712

(I.R.S. Employer Identification Number)

Suite 1003, 409 Granville Street

Vancouver, B.C., V6C 1T2  Canada

(Address of principal executive offices)

(604) 681-9588

(Registrant's telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers;

Election of Directors; Appointment of Principal Officers

Trend Technology Corporation (the “Registrant”) announces that effective February 12, 2007, Mr. Gerald J. Shields has resigned as President, Chief Executive Officer and director of the Registrant.  Mr. Shields leaves the board of directors in order to devote more time to his other business interests.  Mr. Leonard MacMillan, an existing director and officer of the Registrant, has been appointed President and Chief Executive Officer of the Registrant.

Mr. Shields did not resign from the Registrant’s board of directors because of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.  Mr. Shields furnished the Registrant with a standard resignation and did not provide any written correspondence concerning the circumstances surrounding his resignation.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

February 22, 2007

Trend Technology Corporation

Per:

/s/Leonard MacMillan

Leonard MacMillan,

President, C.E.O., C.F.O. and Director